As filed with the Securities and Exchange Commission on April 13, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Form S-3 Registration Statement
                        Under the Securities Act of 1933


                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)

    WASHINGTON                                        93-0962605
   (State or other jurisdiction                      (IRS Employer
    of incorporation or organization)                 Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)


                   Kenneth W. Johnson, Chief Financial Officer
                              Tera Computer Company
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                       (Name, address, including zip code,
               and telephone and facsimile numbers, including area
                           code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
Title of Each         Amount              Proposed Maximum     Proposed Maximum      Amount of
Class of Securities   to be               Offering Price Per   Aggregate Offering    Registration
Registered            Registered (1)      Share(2)             Price (2)             Fee
-------------------   ----------------    ------------------   -------------------   ------------
Common Stock,         2,561,111 shares    $6.0625              $14,320,896           $4,081
$.01 par value
=================================================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of the Common Stock purchase warrants described herein pursuant to the provisions thereof regarding adjustment for stock dividends, stock splits or similar events.

(2) Of the shares being registered hereby, 1,336,111 are issuable upon exercise of outstanding common stock purchase warrants at an exercise price of $5.16 per share. The proposed maximum offering price per share and maximum aggregate offering price for the balance of the shares being registered hereby is calculated in accordance with Rule 457(c) under the Securities Act.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated April 13, 1999


                              TERA COMPUTER COMPANY

                        2,561,111 shares of Common Stock


     These shares of common stock are being offered and sold from time to time by certain of our current shareholders.

     The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.

     Our common stock is traded on the Nasdaq National Market under the symbol "TERA." On April 12, 1999, the closing price for our common stock was $6.125 per share.

                         -------------------------------

     This shares offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus, in determining whether to purchase shares of our common stock.

                         -------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------

                   The date of this Prospectus is _____, 1999.

                                TABLE OF CONTENTS


       Section                                                     Page
       -------                                                     ----
       Our Business ................................................ 3
       Subsequent Events ........................................... 4
       Selling Shareholders ........................................ 5
       Plan of Distribution ........................................ 6
       Experts ..................................................... 7
       Limitation of Liability and Indemnification ................. 7
       Information Incorporated by Reference ....................... 8
       Available Information ....................................... 8


     You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 8. Neither Tera nor the selling shareholders have authorized any other person to provide you with information different from that contained in this prospectus.

     The shares of common stock are not being offered in any jurisdiction where the offering is not permitted.

     The information contained in this prospectus is correct only as of the date on the cover, regardless of the date this prospectus was delivered to you or the date on which you acquired any of the shares.

                                  OUR BUSINESS


     We design and market high performance computer systems based on our unique multi-threaded architecture, the "MTA system."

     Our MTA system addresses a wide range of scientific and engineering applications, such as simulating and visualizing complex mechanical and biochemical systems. Examples of these applications include car crash simulations and molecular modeling for pharmaceutical drug design. In addition, the MTA system is suited for emerging commercial applications, such as computer-aided design and visualization, and highly data-intensive applications, such as information-on-demand across the Internet, portfolio analysis for investment analysts, and the analysis of very large collections of data to answer queries. Because it may be used to solve a wide variety of scientific, industrial and commercial problems, the MTA system is considered a general purpose supercomputer.

     We were organized in December 1987, and since then have been working to design, develop and manufacture the MTA system, including hardware and software. In April 1998, we installed a two-resource module MTA system at the San Diego Supercomputer Center, and recognized our first revenue from product sales. In December 1998, this system was upgraded to a four-resource module system. Following receipt of purchase orders, we plan to upgrade this system to larger configurations in stages as we receive production printed circuit boards, integrated circuits and other components from our vendors. We also plan additional shipments to other customers in 1999, although we presently have no contracts for other deliveries.

Our principal executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is (206) 701-2000.

                               ------------------

     "Tera" and "MTA" are trademarks of the Company. This prospectus also contains and incorporates trademarks of other companies.

                                SUBSEQUENT EVENTS


1. March Common Stock Financing - On March 10, 1999, Banca del Gottardo of Lugano, Switzerland acquired 1,111,111 shares of our Common Stock (the "Initial Shares") and warrants to purchase 1,111,111 shares of Common Stock at an exercise price of $5.16 per share (the "March Transaction"). The warrants have a five-year term and are exercisable only for cash. The exercise price is subject to adjustment for stock splits, stock dividends, reorganizations, and other common anti-dilution events, but does not adjust for changes in market price. We also are obligated to issue additional shares of Common Stock to Banca del Gottardo if the market price of our Common Stock is below a specified target price, initially $6.00, on certain measurement dates. We also issued 88,889 shares of Common Stock and warrants to purchase 200,000 shares of Common Stock to Banca del Gottardo and 25,000 shares of Common Stock and warrants to purchase 25,000 shares of Common Stock to Vijay Alimchandani (together with Banca del Gottardo, the "selling shareholders") in connection with the March Transaction. The March Transaction is described more fully in the Current Report on Form 8-K, filed with the SEC on March 25, 1999, which is incorporated by reference in this prospectus.

     The Initial Shares and the shares issuable upon exercise of the warrants issued in the March Transaction have been registered in the registration statement of which this prospectus forms a part.

2. Convertible Note Financing - We issued 8% convertible promissory notes in the principal amount of $2,494,291, and warrants to purchase 74,829 shares of Common Stock at an exercise price of $5.00 per share, during the first quarter of 1999. The notes are due on March 31, 2001 and are convertible into shares of Common Stock at a conversion price of $5.00 per share.

                              SELLING SHAREHOLDERS


     The following table sets forth certain information as of April 8, 1999 regarding the ownership of the common stock by the selling shareholders and as adjusted to give effect to the sale of the shares offered hereby. The information relating to the shares owned by the selling shareholders prior to the offering excludes 2,045,650 shares issuable to the Banca del Gottardo upon the exercise of an option to invest an additional $5,000,000 in the Company. The information relating to the shares being offered hereby represents:

     o the number of shares of common stock issued to the selling shareholders in the March Transaction; and

     o the number of shares of common stock issuable upon exercise of the warrants issued to the selling shareholders in the March Transaction.

                                                                Ownership After Offering
                                   Shares                        if All Shares Offered
                           Owned Prior to      Shares Being         Hereby Are Sold
Selling Shareholder              Offering           Offered      Shares        Percent
-------------------        --------------      ------------      ------        -------
Banca del Gottardo of           2,511,111         2,511,111          -               -
Lugano, Switzerland

Vijay Alimchandani                 50,000            50,000          -               -


     Neither the selling shareholders nor any officer or director of Banca del Gottardo has held any positions or office or had any other material relationship with Tera or any of its affiliates within the past three years.

     In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares when they deem appropriate, the Company agreed with the selling shareholders to file with the SEC, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and has agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for the sale thereof by the selling shareholders. The Company also has agreed to file additional registration statements in the future to register for resale any additional shares of common stock issuable to the

Banco del Gottardo pursuant to its adjustment rights described in the Current Report on Form 8-K for the event of March 10, 1999, as filed with the SEC on March 25, 1999, which is incorporated by reference in this prospectus.


                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus may be sold from time to time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Sales may be made on one or more exchanges or in the over-the-counter market (including the National Market), in privately negotiated transactions, through the writing of options on the shares, or otherwise at market prices then prevailing or at prices related to the then-current market price, at fixed prices that may be changed, or at negotiated prices. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such Rule rather pursuant to this prospectus.

     The shares may be sold to or through brokers or dealers, who may act as agent or principal, or in direct transactions between the selling shareholders and purchasers. In addition, the selling shareholders may, from time to time, sell short the common stock, and in such instances this prospectus may be delivered in connection with such short sale and the shares offered hereby may be used to cover the short sale.

     Transactions involving brokers or dealers may include (a) ordinary brokerage transactions, (b) transactions in which the broker or dealer solicits purchasers, (c) block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, and (d) purchases by a broker or dealer as a principal and resale by such broker or dealer for its account. In effecting sales, brokers and dealers engaged by the selling shareholders or from the purchasers of the shares may arrange for other brokers or dealers to participate. Participating brokers or dealers may receive discounts, concessions or commissions from the selling shareholders, the purchasers of the shares for whom such broker or dealer may act as agent or to whom they may sell as principal. Any such compensation payable to a broker or dealer may exceed customary commissions. The selling shareholders and such brokers and dealers who act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     In connection with distributions of the common stock, the selling shareholders may enter into hedging transactions with brokers or dealers and the brokers or dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may enter into option or other transactions with brokers or dealers that involve the delivery of the common stock to the brokers or dealers, who may then resell or otherwise transfer such common stock. The selling shareholders also may loan or pledge the common stock to a broker or dealer and the broker or dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

     Tera is bearing all costs relating to the registration of the shares. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the selling shareholders, the purchasers of the shares, or both. Tera will receive none of the proceeds from the sale of the shares by the selling shareholders. The Company and the selling shareholders each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.

                                     EXPERTS

     The balance sheets of Tera Computer Company as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference into this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports with respect thereto. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, the Company's directors will not be liable for monetary damages to the Company or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. The Company's Restated Bylaws provide that the Company will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents of the Company to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders have sold all the shares.

     The following documents filed with the SEC are incorporated by reference in this prospectus:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1998;

     2. Our Current Report on Form 8-K for the event of March 10, 1999, as filed with the SEC on March 25, 1999;

     3. Our Current Reports on Form 8-K for the event of March 22, 1999, as filed with the SEC on March 25, 1999; and

     4. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Tera Computer Company, 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

     The information relating to the Company contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.

                              AVAILABLE INFORMATION

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov or through our web site at http://www.tera.com.

     Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance you should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
         --------------------------------------------

     All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):

         SEC Registration fee..................................... $  4,081

         Nasdaq listing fee....................................... $ 17,500

         Legal fees............................................... $  4,000

         Accountant's Fees........................................ $  2,000

         Printing Fees............................................ $      0

         Miscellaneous............................................ $    409
                                                                   --------
         Total.................................................... $ 28,000
                                                                   ========


Item 15. Indemnification of Officers and Directors.
         ------------------------------------------

     Article XII of the Company's Restated Articles of Incorporation and Section 11 of the Company's Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.000 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

     Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 16. Exhibits.
         ---------

    3.1     Restated Articles of Incorporation of the Company (1)

    3.1.1 Articles of Amendment Containing the Statement of Rights and Preferences of the Series B Convertible Preferred Stock of the Company (2)

    3.2     Restated Bylaws of the Company (1)

    4.1 Purchase Agreement, dated as of March 9, 1999, by and between the Registrant and Banca del Gottardo of Lugano, Switzerland

    4.2 Registration Rights Agreement, dated as of March 9, 1999, by and between the Registrant and Banca del Gottardo of Lugano, Switzerland

    4.3 Form of Warrant Issued by the Company to Banca del Gottardo of Lugano, Switzerland

    5       Opinion on Legality

    23      Consent of Deloitte & Touche LLP

    24      Power of Attorney (included on signature page hereof)

--------------

(1) Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form SB-2, Registration No. 33-95460-LA, filed with the Commission on September 22, 1995

(2) Incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 333-60167, filed with the Commission on July 30, 1998.

(3) Incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 333-44137, filed with the Commission on February 3, 1998.

(4) Incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 333-37465, filed with the Commission on October 8, 1997.

Item 17. Undertakings.
         -------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on April 9, 1999.

                                       TERA COMPUTER COMPANY


                                       By: /s/ JAMES E. ROTTSOLK
                                           -------------------------------------
                                           James E. Rottsolk
                                           Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby authorizes and appoints Burton J. Smith and James E. Rottsolk, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of April, 1999:

Signature and Title
-------------------


/s/ BURTON J. SMITH                      /s/ DANIEL J. EVANS
------------------------------------     ------------------------------------
Burton J. Smith                          Daniel J. Evans, Director
Chairman of the Board of Directors


/s/ JAMES E. ROTTSOLK                    /s/ KENNETH W. KENNEDY
------------------------------------     ------------------------------------
James E. Rottsolk                        Kenneth W. Kennedy, Director
Chief Executive Officer and Director


/s/ KENENTH W. JOHNSON                   /s/ JOHN W. TITCOMB
------------------------------------     ------------------------------------
Kenneth W. Johnson                       John W. Titcomb, Jr., Director
Chief Financial Officer


/s/ PHILISSA SARGIN                      /s/ DAVID N. CUTLER
------------------------------------     ------------------------------------
Philissa Sargin                          David N. Cutler, Director
Chief Accounting Officer